Exhibit (b)(11)

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement, dated as of August 21, 2003 (the “Subordination Agreement”), made by CGW Southeast Partners IV, L.P. and AHL Services, Inc., in favor of the holders of the Senior Debt referred to in such Subordination Agreement.

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE SALE IS MADE IN ACCORDANCE WITH AN EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR HOLDER OF THIS SECURITY REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE BRIDGE NOTE

$8,000,000.00	Date: August 21, 2003

FOR VALUE RECEIVED, AHL SERVICES, INC., a Georgia corporation (“Company”), hereby unconditionally promises to pay to CGW SOUTHEAST PARTNERS IV, L.P., a Delaware limited partnership, at its offices located at 3495 Piedmont Avenue, Piedmont Center, Building 12, Suite 210, Atlanta, Georgia 30305 (hereafter, together with any holder hereof, called “Holder”), or at such other place as Holder may designate in writing to the Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of EIGHT MILLION AND NO/100 Dollars ($8,000,000.00), or such lesser amount as may be the aggregate principal amount outstanding hereunder, together with interest on the principal balance from time to time outstanding hereunder, as provided below.

1. General

1.1 Interest on the outstanding principal balance hereof shall accrue (computed on the basis of a 360-day year and actual number of days elapsed) at a per annum rate equal to eighteen percent (18.0%). Accrued interest shall be due and payable on any date on which the principal balance hereof is due (whether by acceleration, maturity or otherwise). Interest shall accrue on any amount past due hereunder at a rate equal to two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder (the “Post Default Rate”).

1.2 Unless this Note is earlier fully converted into Shares (as defined below) at the option of Holder pursuant to Section 2, the entire principal balance of this Note shall be due and payable in full on August 19, 2004 (the “Maturity Date”) or such earlier date as the principal amount is due hereunder as a result of acceleration or otherwise. The outstanding principal balance of this Note and accrued interest thereon, may be prepaid in whole or in part at any time without premium or penalty upon 30 days prior written notice to the Lender.

1.3 The Company acknowledges and agrees that, on the date hereof, Holder has advanced to the Company a principal amount equal to $8,000,000.00, which amount is evidenced by this Note.

1.4 (a) THE COMPANY, AND HOLDER BY ACCEPTING THIS NOTE, EACH AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE COMPANY FOR THE USE OF MONEY IN CONNECTION WITH THIS NOTE IS AND SHALL BE THE INTEREST DESCRIBED IN THE SECOND PARAGRAPH HEREOF, AND FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY HOLDER ON THE COMPANY IN CONNECTION WITH THIS NOTE, ALL DEFAULT CHARGES, LATE CHARGES, AND ATTORNEYS’ FEES, ARE CHARGES MADE TO COMPENSATE HOLDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY HOLDER IN CONNECTION WITH THIS NOTE AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 7-4-2 OR SECTION 7-4-18. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

(b) Notwithstanding any terms or provisions contained herein or elsewhere, in no event shall the aggregate amount of Interest (as defined below) contracted for, reserved, charged, collected, taken or received by Holder pursuant to this Note exceed the maximum amount permissible (the “Maximum Rate”) under the Usury Laws (as defined below). Neither the exercise by Holder of its rights to accelerate the payment or the maturity of any indebtedness evidenced by this Note, nor the prepayment by the Company of any of the indebtedness evidenced by this Note, nor the occurrence of any other event or contingency whatsoever, shall entitle Holder to charge, collect or receive Interest in excess of the Maximum Rate and in no event shall the Company be obligated to pay Interest exceeding the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency operate to bind, obligate or compel the Company to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, but only to the extent of the excess of Interest over such Maximum Rate. If any Interest is contracted for, charged, collected, taken or received in excess of the Maximum Rate (“Excess”), the Company acknowledges and agrees that any such obligation, charge, collection or receipt shall be the result of a bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal hereof and the balance of such Excess, if any, shall be returned to the Company; it being the express intent of the Company and Holder that the Company not pay and Holder not receive, charge or collect, directly or indirectly, interest in excess of the Maximum Rate. By the execution of this Note, the Company covenants and agrees that (i) the credit or return of any Excess shall constitute the acceptance by the Company of such Excess, and (ii) the Company shall not seek or pursue (and hereby waives to the fullest extent permitted by law) any other remedy, legal or equitable, against Holder, based in whole or in part upon contracting for, charging, collecting or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged, collected or received by Holder, all Interest at any time contracted for, charged, collected or received from the Company in connection with the indebtedness evidenced by this Note shall, to the extent permitted by the Usury Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note. The Company and Holder agree, to the maximum extent permitted under the Usury Laws, to (i) characterize any non-principal payment as an expense rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. For purposes hereof, the term “Interest” shall mean any and all interest, fees, premiums and other charges for the use of money or the extension of credit and shall include any “interest” (or any amount or sum deemed to be “interest”) under and as defined in the Usury Laws; and the term “Usury Laws” shall mean any applicable laws, statutes (including, without limitation, Title 7, Chapter 4 of the Official Code of Georgia), rules, regulations or ordinances limiting, governing or otherwise regulating the rate or amount of Interest or the manner which Interest may be calculated, charged, collected, paid, contracted for or disclosed.

2.	Conversion

2.1 Subject to and upon compliance with the provisions of this Section 2, Holder shall have the right to convert all, or any part, of the outstanding principal balance of, this Note together with all accrued but unpaid interest on such principal then to be converted, at any time prior to the payment in full in cash of all obligations outstanding hereunder (whether before or after the Maturity Date), in whole, or in part, into that number of shares of the Company’s Series B Preferred Stock, no par value (the “Preferred Stock”) equal to, at the option of Holder, (a) the product obtained by dividing (x) the outstanding principal and accrued but unpaid interest then being converted by (y) by the Fair Value (as defined below) of the Preferred Stock, or (b) the product obtained by dividing (x) the outstanding principal then being converted by (y) $1.00 (in each case, the “Conversion Value”) (such amounts to be adjusted for stock splits, dividends, recapitalizations and similar transactions) with the same terms and conditions and rights and preferences, as received by the investors who purchased the Preferred Stock (the shares of the Preferred Stock issuable upon conversion being referred to herein as the “Shares”).

For the purposes of the calculation described in 2.1(a) above:

“Fair Value” shall mean, on any date of determination, the fair value of the Preferred Stock determined in good faith by a majority of the board of directors of the Company not affiliated with the Holder or, upon the objection by the Holder (either to the determination being made by such directors or the Fair Value determined by such directors), by an independent nationally recognized investment banking firm selected jointly by Company and Holder (or if there is more than one Note, as selected by Company and Holders holding a majority-in-interest of the Notes) or, if that selection cannot be made within ten (10) days, by an independent nationally recognized investment banking firm selected by the American Arbitration Association in accordance with its rules, provided that Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value. Company shall direct such directors or such investment banking firm to independently determine the Fair Value and to submit its determination in writing at the earliest practicable date, but in any event within sixty (60) days following the date of such investment banking firm’s selection. If such directors or the investment banking firm express the opinion as to Fair Value in terms of a range of values, the mean of such range shall be deemed to be the Fair Value for purposes of this Note or if such opinion expresses Fair Value as an absolute number, such number shall be deemed to be the Fair Value. The Fair Value determined as herein provided will be final and binding upon Company and Holder except as expressly set forth herein.

2.2 Before Holder shall be entitled to convert this Note into Shares, Holder (i) shall give five (5) days written notice to Company of the election to convert this Note pursuant to this Section 2; (ii) shall state therein the amount of principal and accrued interest so being converted, whether this Note is being converted pursuant to Section 2.1(a) or Section 2.1(b) and the name or names in which the certificate or certificates for the number of shares of Shares are to be issued; and (iii) shall surrender this Note at the office of Company (but in the case of a conversion pursuant to Section 2.1(a), only after the determination of Fair Value). Company shall, as promptly as practicable after each surrender, but in no event later than ten (10) days after such surrender, and at its expense, issue and deliver to or upon the written order of Holder a certificate or certificates for the full number of Shares to which Holder is entitled and a check or cash with respect to any fractional interest in Shares as provided in Section 2.3. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to receive shares of Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of

Shares as of such date. Upon any partial conversion of this Note, Company shall, in addition to, and concurrently with, the certificate evidencing such Shares issued upon such partial conversion, deliver to Holder a new Note, substantially in the form hereof, in a principal amount equal to the outstanding (whether principal, interest or any other amounts) amount under this Note not so converted.

2.3 No fractional shares shall be issued upon any conversion of this Note. In lieu of any fractional shares to which Holder would otherwise be entitled, Company shall pay cash equal to the product of such fraction multiplied by the price used to determine the number of Shares into which this Note is converted (such amounts to be adjusted for stock splits, dividends, recapitalizations and similar transactions).

2.4 Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock for the purpose of effecting the conversion of this Note such number of Preferred Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Preferred Stock shall not be sufficient to effect the conversion of the entire principal and interest amount of this Note, in addition to such other remedies as shall be available to Holder, Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.	Representations and Warranties of Company

3.1 Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

3.2 Company has all requisite legal and corporate power and authority to execute and deliver this Note, and the issuance and sale of this Note by Company has been duly and validly authorized by all requisite corporate proceedings on the part of Company. This Note when executed and delivered by Company is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Note and the transactions contemplated hereby and thereby will not result in or constitute: (a) a default, breach or violation of or under the Articles of Incorporation or Bylaws of Company, (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which Company is a party or by which any of its properties or assets are bound, (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which Company or any of its properties or assets are bound, (d) an event which (with the notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by or accelerate the maturity of any indebtedness or obligation of Company is bound or by which any of its properties or assets are bound, (e) the creation or imposition of any lien, charge or encumbrance on any property of Company under any agreement or commitment to which Company is a party or by which Company is bound or by which any of its respective properties or assets are bound, or (f) an event which would require any consent under any agreement to which Company is a party or by which Company is bound or by which any of its respective properties or assets are bound. As used herein, “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity.

3.3 Immediately prior to any conversion of this Note pursuant to Section 2 hereof, the Shares will be duly authorized by all necessary corporate action on the part of Company and will have been duly reserved for issuance. When the Shares are issued such shares will be validly issued and outstanding, fully paid and nonassessable and the issuance of such Shares will not be subject to preemptive or other similar contractual rights of any other stockholder of Company.

3.4 Company has complied and will comply with all applicable federal and state securities laws in connection with the issuance of this Note and the Shares hereunder. Neither Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Notes or similar securities to, or solicit offers with respect thereto, from or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes under the registration provisions of the Securities Act and applicable state securities laws.

4.	Representations and Warranties of Holder

4.1 Holder acknowledges and understands that (i) the issuance of the Preferred Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the issuance of the Preferred Stock is intended to be exempt from registration under the Securities Act by virtue of certain exemptions thereunder, including Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder, and, therefore, the Shares cannot be resold unless registered under the Securities Act or unless an exemption from registration is available.

4.2 Holder acknowledges that Company and its advisors will rely on the representations and warranties of Holder contained in this Section 4 for purposes of determining whether the issuance of the Shares is exempt from registration under the Securities Act.

4.3 Holder understands that the Note and the Shares will be characterized as “restricted securities” under the Securities Act. In this connection, Holder represents that Holder is familiar with Rule 144 promulgated under the Securities Act.

4.4 Holder is acquiring the Note and will be acquiring the Shares solely for its own account for investment purposes and not with a view toward any distribution.

4.5 Holder has had an opportunity to review all forms, proxy statements, registration statements, reports, schedules, and other documents filed or furnished by Company since December 31, 1999 with the Securities and Exchange Commission.

4.6 Holder (i) has the financial ability to bear the economic risk of the investment in the Note and Preferred Stock, (ii) has adequate means for providing for its current needs and contingencies, (iii) has no need for liquidity with respect to the investment in the Shares, and (iv) can afford a complete loss of the investment in the Shares at this time and in the foreseeable future.

4.7 Holder is capable of evaluating the merits and risks of an investment in the Note and Preferred Stock and of making an informed investment decision with respect thereto.

4.8 Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Shares unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) otherwise in compliance with that certain Shareholders’ Agreement by and among Company and certain shareholders of Company (the “Shareholders’ Agreement”) relating to the Preferred Stock. Holder has executed and delivered the Shareholders’ Agreement.

4.9 Holder acknowledges and agrees that any Shares shall bear substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

5.	Registration, Transfer and Substitution of this Note

5.1 Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as Company may determine (or, in the case of any Note held by Holder or any institutional investor, of any indemnity agreement from Holder or such other holder reasonably satisfactory to Company), or in the case of any such mutilation, upon the surrender of such Note for cancellation to Company at its principal office, Company at its expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been executed and delivered by Company shall not be deemed to be an outstanding Note for any purpose hereof.

5.2 Upon any assignment in whole of this Note by Holder in accordance with Section 8.10 hereof, upon notice to Company by Holder of such assignment and surrender of this Note to Company, Company shall at its expense cause to be executed and delivered a new Note in the name of such assignee, substantially in the form hereof, dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been executed and delivered by Company shall not be deemed to be an outstanding Note for any purpose hereof.

5.3 Upon any partial assignment of this Note by Holder in accordance with Section 8.10 hereof, upon notice to Company by Holder of such assignment and the amount thereof and surrender of this Note to Company, Company shall at its expense cause to be executed and delivered a new Note in the name of such assignee in a principal amount equal to the principal amount so assigned and a new Note in favor of Holder in a principal amount equal to the principal amount retained by such Holder, in each case, otherwise in substantially in the form hereof and dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been executed and delivered by Company shall not be deemed to be an outstanding Note for any purpose hereof.

6. Events of Default

Each of the following conditions or events, shall constitute an event of default (“Event of Default”):

(a) if Company shall default in the payment of any principal or interest on this Note when the same becomes due and payable, whether at maturity or on demand or otherwise; or

(b) if any representation or warranty made by or on behalf of Company herein or in any instrument furnished in compliance with or in reference hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(c) (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against Company and such petition remains unstayed and in effect for a period of 90 consecutive days, (iii) Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Company or any substantial part of its property or make any general assignment for the benefit of creditors or (iv) Company shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by Company in furtherance of any of the aforesaid purposes; or

(d) a default or event of default shall have occurred under any document, instrument, contract or agreement (i) evidencing or securing indebtedness of Company, (ii) material to the financial condition of Company, or (iii) between Company and Holder; or

(e) if Company shall default in any obligations or fails to keep any covenants owed to Holders of its Preferred Stock.

Notwithstanding the foregoing, the events or conditions described in clauses (a), (b), (d) and (e) shall not constitute an Event of Default unless and until the Holder shall provide written to Company that such events or conditions constitute and Event of Default. No such notice shall be required in the case of clause (c) above, such events or conditions described in such clause (c) shall constitute an immediate Event of Default upon the occurrence thereof.

7. Remedies Upon Default

7.1 Upon the occurrence of any Event of Default, subject to the terms of the Subordination Agreement, Holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Note or in aid of the exercise of any power granted in this Note, and (unless there shall have occurred an Event of Default under Section 6(c), in which case the unpaid balance of this Note shall automatically become due and payable) may at its option by notice to Company declare all or any part of the unpaid principal amount of this Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect.

7.2 An Event of Default shall not be deemed to be in existence or to have occurred for any purpose of this Note until the expiration of any grace period under this Note or if Holder of this Note shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 7.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure pursuant to this Section 7.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of rights of Holder of any Note or Shares upon the occurrence thereof.

7.3 Company hereby waives (a) all presentments, demands for performance, notice of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any Holder or the Shares in the enforcement of its rights under this Note, (c) except to the extent required by other provisions of this Note, any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind which it may now or hereafter have with respect to its liability under this Note.

8. Miscellaneous

8.1 Any notice, demand, request, waiver or other communication required by any provision of this Note shall be in writing and may be delivered by personal service, sent by facsimile with confirmation of receipt, sent by a nationally recognized overnight delivery services or sent by registered or certified mail, return receipt requested, with postage thereon fully repaid. All such communications shall be addressed as follows:

To the Company:	AHL Services, Inc. 1000 Wilson Blvd., Suite 910 Arlington, Virginia 22209 Attn: Chief Financial Officer

To the Holder:	CGW Southeast Partners IV, L.P. 3495 Piedmont Avenue Piedmont Center, Building 12 Suite 210 Atlanta, Georgia 30305 Attn: Michael Long

With a copy to:

CGW Southeast Partners IV, L.P. 3495 Piedmont Avenue Piedmont Center, Building 12 Suite 210 Atlanta, Georgia 30305 Attn: Kevin McCarthy

8.2 This Note, as such, shall not entitle any Holder to any rights as a shareholder of Company, except as otherwise specified herein.

8.3 No failure or delay on the part of any party to this Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided under law.

8.4 Any terms of this Note (including, without limitation, the Maturity Date, the rate of interest and the conversion features) may be waived or modified only in writing, signed by Company, and Holder.

8.5 Company shall pay all expenses incurred by Holder in the collection of this Note, including, without limitation, the fees and disbursements of counsel to Holder, if this Note is collected by or through an attorney-at-law. Any such amounts shall be deemed to be outstanding under this Note, shall accrue interest at the Post Default Rate and shall be payable on demand.

8.6 Time is of the essence of this Note.

8.7 COMPANY, AND HOLDER BY ACCEPTING THIS NOTE, HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF HOLDER, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN COMPANY AND HOLDER OF ANY KIND OR NATURE. COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED ADDRESSED TO COMPANY AT THE ADDRESS OF THE COMPANY FOR NOTICES SET FORTH HEREIN. SHOULD COMPANY FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY HOLDER OR THE ENFORCEMENT BY HOLDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, COMPANY HEREBY WAIVES THE RIGHT TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS AND THE RIGHT TO CHALLENGE THE VENUE OF ANY COURT PROCEEDING.

COMPANY AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, COMPANY HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

8.8 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

8.9 All amendments to this Note, and any waiver or consent of Holder, must be in writing and signed by Holder and Company.

8.10 This Note shall be binding upon the successors and permitted assigns of Company. Company may not assign any of its obligations hereunder to any person or entity. A Holder of this Note, subject to the terms and conditions contained herein, may assign or transfer this Note, in whole or in part, to any person or entity with the consent of Company (such consent not to be unreasonably withheld); provided, however, no consent shall be required in the case of an assignment, in whole or in part, to A. Clayton Perfall or, during the continuance of an Event of Default, to any other person or entity. Nothing contained herein shall require any notice to Company of any participation in this Note granted by Holder or consent by Company thereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, Company has executed and delivered this Convertible Bridge Note under seal as of the date and year first written above.

AHL SERVICES, INC.

By:	/s/ A. Clayton Perfall
A. Clayton Perfall Chief Executive Officer

ATTEST:

By:	/s/ Brian Burke
Brian Burke Secretary

[CORPORATE SEAL]

Accepted:

CGW SOUTHEAST PARTNERS IV, L.P.

By:	CGW Southeast IV, L.L.C.,
its General Partner

By: CGW, Inc., its Manager

By: /s/ Michael D. Long
Michael D. Long Vice President